FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)		60602 (Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Telephone and Data Systems, Inc. (“TDS”) previously filed a Current Report on Form 8-K, dated February 24, 2010, disclosing that the President and Chief Executive Officer of TDS’ subsidiary, United States Cellular Corporation (“U.S. Cellular”), John E. Rooney, will retire in 2010.   As the President and Chief Executive Officer of TDS’ principal business unit, Mr. Rooney is deemed to be an executive officer of TDS under rules of the Securities and Exchange Commission.  On May 6, 2010, Mr. Rooney notified U.S. Cellular that he will retire at the end of the day on May 31, 2010, and the U.S. Cellular board of directors appointed Mr. Rooney’s successor effective June 1, 2010.  On May 10, 2010, U.S. Cellular issued a press release which announced that Mary N. Dillon will replace John E. Rooney as president and chief executive officer effective June 1, 2010.  A copy of such press release is included herein as Exhibit 99.1 and is incorporated by reference herein.  Other information required pursuant to Item 5.02 of Form 8-K is hereby incorporated by reference from U.S. Cellular’s Current Report on Form 8-K dated May 6, 2010.

Item 9.01                Financial Statements and Exhibits

                (d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	May 12, 2010

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	U.S. Cellular Press Release dated May 10, 2010, is hereby incorporated by reference from Exhibit 99.1 to U.S. Cellular’s Current Report on Form 8-K dated May 6, 2010

99.2	Letter Agreement dated May 3, 2010 between U.S. Cellular and Mary N. Dillon, is hereby incorporated by reference from Exhibit 99.2 to U.S. Cellular’s Current Report on Form 8-K dated May 6, 2010